Exhibit 28(e)
UNDERWRITING AGREEMENT
     This Agreement made as of October 1, 2009 by and between Performance Funds Trust (the “Trust”), a Delaware business trust and an open-end registered investment company, Trustmark Investment Advisors, Inc. a Mississippi corporation (the “Adviser”) and BHIL Distributors, Inc., an Ohio corporation (“Underwriter”).
     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
     WHEREAS, the Adviser serves as investment adviser for the Trust and has agreed to compensate and reimburse the Underwriter to the extent that the Trust is not authorized to so compensate and reimburse the Underwriter;
     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”); and
     WHEREAS, the Trust, Adviser and Underwriter are desirous of entering into an agreement providing for the distribution by Underwriter of shares of beneficial interest (the “Shares”) of each series of the Trust (the “Series”);
     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:
     1. Appointment.
          (a) The Trust appoints Underwriter as its exclusive agent for the distribution of the Shares, and Underwriter hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Trust shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.
          (b) Underwriter may engage in such activities as both parties deem appropriate in connection with the promotion and sale of the Shares, including those activities listed on Schedule A attached hereto, which may be amended from time to time. Underwriter shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder’s fees; compensation; or otherwise, unless: (i) Underwriter has received a corresponding payment from the Trust as described in Section 7 of this Agreement, from the Trust’s investment adviser or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust’s Board of Trustees.
          (c) In its capacity as distributor of the Shares, all activities of the Underwriter and its officers, agents, and employees shall comply with all applicable laws,

rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. During the term of this Agreement, Underwriter shall maintain its legal status as a distributor and shall comply with all laws, rules and regulations, including those of the FINRA applicable to it. Underwriter shall review written advertisements and sales literature for compliance with FINRA requirements.
     2. Sale and Repurchase of Shares.
          (a) Underwriter will have the right, as agent for the Trust, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefore at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Trust’s effective Registration Statement on Form N-1A under the Securities Act of 1933, as amended, including the then-current prospectus and statement of additional information (the “Registration Statement”). Upon receipt of an order to purchase Shares from a dealer with whom Underwriter has a dealer agreement, Underwriter will promptly cause such order to be filled by the Trust.
          (b) Underwriter will also have the right, as an agent for the Trust, to sell such Shares to the public against orders thereof at the public offering price.
          (c) Underwriter will also have the right to take, as agent for the Trust, all actions which, in Underwriter’s judgment, are necessary to carry into effect the distribution of the Shares
          (d) The public offering price for the Shares of the each Series shall be the respective net asset value of the Shares of the Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by FINRA Rules.
          (e) The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into or liability for the accuracy of the net asset value per Shares as calculated.
          (f) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Underwriter shall have received an order for the purchase of the Shares.
          (g) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

          (h) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the 1940 Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.
          (i) Underwriter, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.
     3. Sale of Shares by the Trust.
          The Trust reserves the right to issue any Shares at any time directly to the holders of the Shares (“Shareholders”), to sell Shares to its Shareholders or to any other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.
     4. Basis of Sale of Shares.
          Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares on a best-efforts basis only against orders therefore.
     5. FINRA Rules, etc.
          (a) Underwriter will conform to FINRA Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.
          (b) Underwriter will require each dealer with whom Underwriter has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither Underwriter nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.
          (c) Underwriter agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.
          (d) Underwriter, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state and federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by both the parties.

          (e) Underwriter shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then-current prospectus and statement of additional information covering the Shares and in printed information covering the Shares approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then-effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Underwriter in reasonable quantities upon request.
          (f) Trust agrees to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act, to register and maintain registration of its Shares under the Securities Act of 1933, to qualify such Shares with the appropriate states and to comply with applicable laws, rules and regulations applicable to it.
          (g) Trust and Adviser acknowledge that Underwriter is a wholly-owned subsidiary of a publicly-held company, as described in Schedule B, and agree to abide by the requirements of Rule 12d3-1 of the 1940 Act prohibiting Trust from acquiring shares of the Underwriter or its affiliates.
     6. Records and Documents to be Supplied by Trust.
          The Trust shall furnish to Underwriter copies of all information, financial statements and other documents which Underwriter may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one copy, upon request by Underwriter, of all financial statements prepared for the Trust by independent public accountants.
     7. Fees and Expenses.
          For performing its services under this Agreement, Underwriter will receive an annual fee, paid monthly, as applicable, either through front-end sales load, 12b-1 fees or fees paid from the Trust’s Adviser pursuant to Schedule C.
          The Trust and/or Adviser shall promptly reimburse Underwriter for any expenses which are to be paid by the Trust in accordance with this paragraph. In the performance of its obligations under this Agreement, Underwriter will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid in accordance with agreements between the Trust, Underwriter and/or the Trust’s Adviser as permitted by applicable law, including the 1940 Act and rules and regulations promulgated thereunder. These cost include, but are not limited to, licensing fees, filing fees, travel and such others expenses as may be reasonably incurred by Underwriter on behalf of the Trust.

     8. Indemnification of the Trust.
          Underwriter agrees to indemnify and hold harmless the Trust and Adviser and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of the Trust or Adviser (“Trust Indemnitees”) against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Trust Indemnitees in connection with any claim or in connection with any action, suit or proceeding (“Claims”) to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Trust-related advertisement or sales literature, or upon the omission or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Underwriter or any agent or employee of Underwriter or any other person for whose acts Underwriter is responsible, for use in the Registration Statement or in corresponding statements made in any advertisement or sales literature, unless such statement or omission was made in reliance upon written information furnished by the Trust; (b) the willful misfeasance, bad faith or negligence of the Underwriter in the performance of its obligations under this Agreement, or the Underwriter’s reckless disregard of its obligations under this Agreement, (c) the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder; or (d) Underwriter’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares, (e) the material breach by Underwriter of any provision of this Agreement; provided, however, that the Underwriter’s agreement to indemnify the Trust Indemnitees pursuant to this Paragraph 8 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or negligence of the Trust in the performance of its obligations under this Agreement or the Trust’s reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Trust’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The term “expenses” for purposes of Paragraphs 8 and 9 includes amounts paid in satisfaction of judgments or in settlements which are made with the indemnifying party’s consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust, Adviser or each such person may be entitled as a matter of law.
          In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust and/or Adviser shall fully and promptly advise, and in any event within ten (10) days of receipt of first legal process, the Underwriter in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Underwriter’s indemnification obligations under this Agreement except to the extent that the Underwriter is materially prejudiced thereby. The Underwriter will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the

Underwriter and approved by the Trust and/or Adviser, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Underwriter’s part, the Trust and/or Adviser shall have the right to participate in the defense. In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust and/or Adviser, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Underwriter does not elect to assume the defense of any such suit or in case the Trust and/or Adviser reasonably withholds approval of counsel chosen by the Underwriter, the Underwriter will reimburse the Trust Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 8. The Underwriter’s indemnification agreement contained in this Paragraph 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.
     9. Indemnification of Underwriter
          The Trust and Adviser agree to indemnify and hold harmless each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Underwriter (“Underwriter Indemnitees”) against any loss, damage or expense (including the reasonable costs of investigating or defending any claim, action, suit or proceeding and any reasonable counsel fees) reasonably incurred by Underwriter Indemnitees in connection with any claim or in connection with any action, suit or proceeding (“Claims”) to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon: (a) the Underwriter acting as distributor of the Trust and each Series; (b) the Underwriter or any subsidiary or affiliate of the Underwriter acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) (“NSCC”) on behalf of the Trust; (c) the Underwriter or any subsidiary or affiliate of the Underwriter entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, “Dealer Agreements”) with financial intermediaries on behalf of the Trust; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Underwriter; (e) the material breach by the Trust and/or Adviser of any provision of this Agreement; provided, however, that the Trust’s and/or Adviser’s agreement to indemnify the Underwriter Indemnitees pursuant to this Paragraph 9 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Underwriter for use in the Registration Statement or in corresponding statements made in the prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Underwriter’s duties or from the reckless disregard by any of such persons of Underwriter’s obligations and duties under this Agreement, or (C) arising out of or based upon the Underwriter’s failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder, for all of which exceptions Underwriter shall be liable to the Trust and/or Adviser.
          In the event of a Claim for which the Underwriter Indemnitees may be entitled to indemnification hereunder, the Underwriter shall fully and promptly advise, and in any event within ten (10) days of receipt of first legal process, the Trust and/or Adviser in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Trust’s and/or Adviser’s indemnification obligations under this Agreement except to the extent that the Trust and/or Adviser is materially prejudiced thereby. The Trust and/or Adviser will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and/or Adviser and approved by the Underwriter, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust’s and/or Adviser’s part, the Underwriter shall have the right to participate in the defense. In the event the Trust and/or Adviser elect to assume the defense of any such suit and retain counsel of good standing so approved by the Underwriter, the Underwriter Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust and/or Adviser do not elect to assume the defense of any such suit or in case the Underwriter reasonably withholds approval of counsel chosen by the Trust and/or Adviser, the Trust and/or Adviser will reimburse the Underwriter Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Paragraph 9. The Trust’s and/or Adviser’s indemnification agreement contained in this Paragraph 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter Indemnitees, and shall survive the delivery of any Shares.
          Notwithstanding any other provision of this Agreement, Underwriter and Trust shall be entitled to receive and act upon advice of counsel (who may be counsel for the Underwriter or Trust or Adviser or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations or the standard of care herein.
     10. Termination and Amendment of this Agreement.
          This Agreement shall automatically terminate, without payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter and (ii) either by action of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust or of Underwriter as that term is defined in the 1940 Act (“Independent Trustees”) or by the affirmative vote of a majority of the outstanding Shares of the Trust.
          Either the Trust, the Adviser or Underwriter may at any time terminate this Agreement on sixty (60) days written notice delivered or mailed, postage prepaid, to the other party.
     11. Effective Period of this Agreement.
          This Agreement shall take effect upon its execution and shall remain in full force and effect until November 30, 2010 (unless terminated automatically as set forth in Paragraph 10), and from year to year thereafter, subject to annual approval (i) by a majority of the Board of Trustees of the Trust, including a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such renewal or (ii) by a vote of a majority of the outstanding Shares of the Trust.
     12. New Series
          The terms and provisions of this Agreement shall become automatically applicable to any additional series of the Trust established during the initial or renewal term of this Agreement.
     13. Successor Investment Trust.
          Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provision of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.
     14. Privacy.
          Nonpublic personal financial information relating to consumers or customers of the Trust provided by, or at the direction of, the Trust to the Underwriter, or collected or retained by the Underwriter to perform its duties as Underwriter, shall be considered confidential information. The Underwriter shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Trust other than for the purposes for which that information was disclosed to the Underwriter, including use under an exception in Rules 13, 14 or 15 of the Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Underwriter shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Trust. The Trust represents to the

Underwriter that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Underwriter with a copy of that statement annually.
     15. Confidentiality.
          During the term of this Agreement, the Underwriter and the Trust may have access to confidential information relating to such matters as either party’s business trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to the Underwriter or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under a confidentiality obligation to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other’s Confidential Information. Each party will protect the other’s Confidential Information, and will not use the other party’s Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any regulatory agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; or (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure.
     16. Anti-Money Laundering Compliance.
          (a) The Underwriter and the Trust each acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Underwriter shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust’s Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.
          (b) The Underwriter shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Underwriter with any dealer that is authorized to effect transactions in Shares of the Trust.
          (c) Each of Underwriter and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Underwriter undertakes that it will grant to the Trust, the Trust’s Anti-Money Laundering Officer and regulatory agencies, reasonable access to copies of Underwriter’s AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust’s compliance officer shall have no access to any of Underwriter’s AML Operations, books or records pertaining to other clients of Underwriter.
     17. Limitation of Liability.
          It is expressly agreed that the obligation of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.
     18. Severability.
          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
     19. Questions of Interpretation.
          (a) This Agreement shall be governed by the laws of the State of Ohio.
          (b) Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
     20. Notices.

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Adviser for this purpose shall be the addresses listed on the signature block below and that the address of Underwriter for this purpose shall be 4041 N. High Street, Suite 402, Columbus, OH 43214.

21. Counterparts.
          This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, the Trust, the Adviser and Underwriter have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

PERFORMANCE FUNDS TRUST

/s/ Teresa F. Thornhill

Name:	Teresa F. Thornhill
Title:	President
Trust Address: 3435 Stelzer Road
Columbus, Ohio 43219

TRUSTMARK INVESTMENT ADVISORS, INC.

/s/ Douglas H. Ralston

Name:	Douglas H. Ralston
Title:	President
Address: 248 East Capitol Street
Jackson, Mississippi 02110

BHIL Distributors, Inc.

/s/ Scott A. Englehart

Name:	Scott A. Englehart
Title:	President

Schedule A
to the
Underwriting Agreement
between
Performance Funds Trust, Trustmark Investment Advisors, Inc. and BHIL
Distributors, Inc.
In exchange for the fees described in Paragraph 7, Underwriter shall perform the services provided for in the Underwriting Agreement, including without limitation the following services:
1.	Solicit and deliver orders for sale of Shares;

2.	Undertake advertising and promotion of Shares as it believes reasonable in connection with solicitation of Shares;

3.	Compensate dealers for activities described under the Dealer Agreement to sell Shares.

Schedule B
to the
Underwriting Agreement
between
Performance Funds Trust, Trustmark Investment Advisors, Inc. and BHIL
Distributors, Inc.
Corporate Structure
As referenced in Section 5 (g), Underwriter, BHIL Distributors, Inc., is a wholly-owned subsidiary of Diamond Hill Investment Group, Inc. Diamond Hill Investment Group, Inc. is a public company trading under the NASDAQ symbol DHIL and may be included in certain market capitalization-based equity indices used to track the stock market. For more information on Diamond Hill, visit www.diamond-hill.com.
Trust and Adviser acknowledge that Underwriter is a wholly-owned subsidiary of a publicly-held company, as described in Schedule B, and agree to abide by the requirements of Rule 12d3-1 of the Act prohibiting Trust from acquiring shares of the Underwriter or its affiliates.
Acknowledgement by Trust:

/s/ Teresa F. Thornhill

Name:	Teresa F. Thornhill
Title:	President

Acknowledgement by Adviser:

/s/ Douglas H. Ralston

Name:	Douglas H. Ralston
Title:	President
As of the Effective Date of the Agreement

Schedule C
To the Underwriting Agreement
between
Performance Funds Trust, Trustmark Investment Advisers, Inc. and BHIL
Distributors, Inc.
(Effective October 1, 2009)
This Schedule C shall apply to the shares of the funds in the Trust and any other series that may be started in the future:
Fees to be paid to BHIL:
■ Distributor & Statutory Underwriter Fees:
■ Base Fee:                      $50,000
■ Reasonable Out of Pocket Expenses:
     Printing & Postage, Bank Charges, Regulatory Filing Fees,
     FINRA Sales Literature Filing Fee and Record Retention